As filed with the Securities and Exchange Commission on March 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENOCEA BIOSCIENCES, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0596811 (I.R.S Employer Identification No.)

100 Acorn Park Drive

Cambridge, Massachusetts 02140

(617) 876-8191

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

William D. Clark

President and

Chief Executive Officer

Genocea Biosciences, Inc.

100 Acorn Park Drive

Cambridge, Massachusetts 02140

(617) 876-8191

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marc A. Rubenstein, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

(617) 951-7000

From time to time after the effectiveness of the registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)(3)
Common Stock, $0.001 par value per share(4)	—	—
Preferred Stock(4)	—	—
Warrants(5)	—	—
Units(6)	—	—
Total	$150,000,000	$17,430

(1)  Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”) the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any preferred stock, warrants or units registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2) The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) Calculated pursuant to Rule 457(o) under the Securities Act.

(4)  Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time, at indeterminate prices.

(5) Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $150,000,000.

(6)  Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•      a basic prospectus which covers the offering, issuance and sale of up to $150,000,000 of common stock, preferred stock, warrants or units of Genocea Biosciences, Inc. by us; and

•      a sales agreement prospectus covering the offering, issuance and sale of up to $40,000,000 of our common stock that may be issued and sold under a sales agreement with Cowen and Company, LLC.

The basic prospectus immediately follows this explanatory note. The sales agreement prospectus immediately follows the basic prospectus. The common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the basic prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 2, 2015

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Warrants

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $150.0 million.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common stock is traded on The NASDAQ Global Market under the symbol “GNCA.” On February 26, 2015, the closing price of our common stock was $9.08.

Investing in our securities involves risks. See “Risk Factors” on page 5, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2015

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150.0 million. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

“Genocea,” the “Company,” “we,” “us,” “our” and similar names refer to Genocea Biosciences, Inc. unless we state otherwise or the context otherwise requires.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Overview

We are a biopharmaceutical company that discovers and develops novel vaccines and immunotherapies to address diseases with significant unmet needs. We use our proprietary discovery platform, ATLAS, to rapidly design vaccines and immunotherapies that act, in part, through T cell (or cellular) immune responses, in contrast to approved vaccines and immunotherapies, which are designed to act primarily through B cell (or antibody) immune responses. We believe that by harnessing T cells we can develop first-in-class vaccines and immunotherapies to address diseases where T cells are central to the control of the disease.

We have two product candidates in Phase 2 clinical development: GEN-003, an immunotherapy for the treatment of genital herpes and GEN-004, a universal vaccine for the prevention of pneumococcal infections. We also have product candidates in pre-clinical development for diseases including genital herpes, chlamydia and malaria.

GEN-003 — Phase 2 immunotherapy for genital herpes

Our lead program is GEN-003, a Phase 2 candidate therapeutic vaccine, or immunotherapy, that we are developing to treat genital herpes infections. Data from our double-blind, placebo-controlled, dose-escalating Phase 1/2a trial for GEN-003 represented the first reported instance of a therapeutic vaccine working against an infectious disease. We also believe it represents the first time anti-viral efficacy has been observed for an immunotherapy designed primarily to elicit T cell responses to address an infectious pathogen for which T cell immunity is considered central to the control of the disease.

Final analysis of the data from the Phase 1/2a trial showed that, for the best performing 30µg dose group, there was a sustained reduction in the viral shedding rate. After completion of dosing for this group, the viral shedding rate fell by 52% versus baseline and, at six months after the final dose, the shedding rate remained at 40% below baseline. At 12 months, the viral shedding rate returned to baseline for this dose group. The reduction in the genital lesion rate after completion of the third dose was greatest for the 30µg dose group at 48%. After six months, the reduction from baseline in genital lesion rate for this dose group was 65% and, after 12 months, the genital lesion rate was 42% lower than baseline. GEN-003 was safe and well tolerated over the 12 months of this trial. We believe the six-month duration of reduced viral shedding and genital lesion rates may be clinically meaningful.

Having identified a dose that, according to company-sponsored market research, delivers clinically meaningful efficacy in magnitude and durability, we are now conducting a 310-subject Phase 2 dose optimization trial. The objective of this trial is to confirm the results of the best performing dose in the Phase 1/2a trial and to test six other combinations of proteins and adjuvant to determine the optimal dose for future trials and potentially improve on the current profile of GEN-003. This trial is fully enrolled and we expect to announce top-line data from this trial late in the second quarter of 2015. If GEN-003 successfully completes clinical development and is approved, we believe it would represent an important new treatment option for patients with genital herpes.

GEN-004 — Phase 2 universal vaccine for the prevention of pneumococcal infections

We are also developing a second T cell-stimulating vaccine candidate, GEN-004, a potential universal Streptococcus pneumoniae, or pneumococcus, vaccine to protect against the leading cause of infectious disease mortality worldwide. GEN-004 is designed to stimulate T helper 17 (TH17) cells, a rare cell type that provides immunity at epithelial and mucosal surfaces, in the nasopharynx to prevent colonization by pneumococcus.

In June 2014, we announced top-line data from a Phase 1 clinical trial for GEN-004. This trial met its safety, tolerability and immunogenicity goals including measurable increases in the blood of TH17 cells. We initiated a Phase 2a trial in September 2014 to demonstrate that GEN-004 can reduce the frequency, magnitude or duration of colonization of pneumococcus in the nasopharynx in healthy adults. We expect to announce top-line data from this trial in the fourth quarter of 2015.

ATLAS Platform

Vaccines represent a major healthcare success story, having eradicated or significantly reduced the global prevalence of many infectious diseases. To date, all approved vaccines have been developed primarily to elicit B cell responses. However, there remain many infections for which no effective vaccines or only partially effective vaccines exist. A major reason is that the organisms that cause these infections largely evade the antibody immune response generated by B cells, which can generally only address pathogens in the bloodstream. Such organisms may reside in host cells or mucosal surfaces of the nose and throat. To address these pathogens, vaccines targeting responses from the T cell arm of the immune system may present the solution.

We believe T cell target discovery has been particularly challenging for two reasons. First, the diversity of human T cell responses contrasts with the generally uniform B cell responses in humans. Second, the number of candidate targets for T cell responses can be exponentially greater than for B cell responses. These complexities represent fundamental barriers that traditional vaccine discovery tools, which rely largely on empirically selecting the potential targets from the proteins of a pathogen and iteratively testing them in animal models, have not been able to address.

We have designed the ATLAS platform to overcome these T cell target discovery challenges. We believe ATLAS represents the most comprehensive high throughput system for T cell vaccine and immunotherapy discovery in the biopharmaceutical industry. ATLAS is designed to mimic the T cell arm of the human immune system in a laboratory setting. Using ATLAS, we are able to measure T cell responses to the entire set of protein targets for a specific pathogen in blood samples from large, genetically diverse populations, allowing us to identify vaccine and immunotherapy targets associated with protective T cell responses to disease. By comparing antigens identified in individuals who naturally control their infection with those who do not, we can select the antigens that may have the best likelihood of inducing protective T cell immune responses.

We believe we are a leader in the field of T cell vaccine and immunotherapy discovery and development. Our management and scientific teams possess considerable experience in vaccine, immunotherapy and anti-infective research, manufacturing, clinical development and regulatory matters.

Our Product Candidate Pipeline

The following table describes our current development programs:

Vaccine Candidate	Program	Stage of Development	Next Milestone	Anticipated Timeline
GEN-003	Genital herpes Therapeutic	Phase 2	Complete Phase 2 dose optimization trial	Late second quarter of 2015
GEN-004	Pneumococcus Prophylaxis	Phase 2a	Complete Phase 2a trial	Fourth quarter of 2015
GEN-001	Chlamydia Prophylaxis	Pre-clinical	File investigational new drug application (or IND)	2017
GEN-002	HSV-2 Prophylaxis	Pre-clinical	File IND	2017
GEN-005	Malaria Prophylaxis	Research	Initiate pre-clinical studies	Second half of 2015

Our Team

Our management and scientific teams possess considerable experience in vaccine and anti-infective research, manufacturing, clinical development and regulatory matters. We have also assembled a team of leading advisors, led by George Siber, M.D., to guide the further development of our programs. Previously, Dr. Siber was the Chief Scientific Officer of Wyeth Vaccines, where he led the development of several first-in-class vaccines including Prevnar. He is also an inventor of Respigam and Cytogam, antibodies to treat and protect against respiratory syncytial virus and cytomegalovirus, respectively. Dr. Siber is one of our directors and chairs our Scientific Advisory Board.

Our Strategy

Our objective is to be the leading T cell vaccine and immunotherapy company. Key components of our strategy are:

•                  Continue to rapidly advance our lead vaccine candidate, GEN-003.  GEN-003 is a potential first-in-class therapeutic vaccine candidate we are developing to treat genital herpes infections, for which we are currently conducting a Phase 2 trial to optimize the vaccine dose. Top-line data from this trial is expected late in the second quarter of 2015. We intend to commence a Phase 2b trial in the second half of 2015 to optimize the dosing regimen. We retain all rights to GEN-003 and plan to advance this program through regulatory approval and, if approved, commercialize this vaccine through a focused commercial effort in the United States. Outside the United States, we intend to evaluate partnerships for GEN-003 opportunistically.

•                  Continue to rapidly advance GEN-004.  Our second clinical-stage product candidate is GEN-004, a vaccine candidate designed to prevent infections caused by all strains of pneumococcus. We are currently conducting a Phase 2a clinical trial to seek to demonstrate that GEN-004 can reduce colonization of pneumococcus in the nasopharynx in healthy adults. Top-line data from this trial is expected in the fourth quarter of 2015. We believe this trial could provide the first evidence in humans that a T cell vaccine, with potential to become a universal vaccine, can reduce colonization by pneumococcus. We intend to commence a further Phase 1/2 trial of GEN-004 in toddlers in 2016. We retain all rights to this program, other than certain rights we have granted in developing countries, and intend to evaluate partnerships for GEN-004 opportunistically.

•                  Advance our discovery stage and non-clinical novel vaccine programs.  We expect similarly to advance our novel non-clinical prophylactic vaccine and immunotherapy programs against chlamydia, HSV-2 and malaria through human proof of concept. We will seek partnerships opportunistically for late-stage development and commercialization of such programs.

•                  Utilize ATLAS, our vaccine discovery platform, to develop additional T cell vaccine candidates.  We intend to continue to use ATLAS to discover and advance novel T cell vaccines. Since we begin our vaccine candidate discovery process by profiling human populations exposed to a pathogen, and use these subjects’ own cells to comprehensively screen the entire proteome of the pathogens, we believe we have a better chance of identifying vaccines likely to protect against pathogens of interest. We intend to opportunistically expand our pipeline using ATLAS to discover T cell vaccines against pathogens for which B cell vaccines are ineffective or non-existent. We will also continue to investigate, either alone or through partnerships, the applicability of ATLAS to cancer immunotherapies.

Corporate Information

We were incorporated in the state of Delaware in August 2006 as Genocea, Inc., and we subsequently changed our name to Genocea Biosciences, Inc. Our principal executive offices are located at Cambridge Discovery Park, 100 Acorn Park Drive, 5th Floor, Cambridge, Massachusetts 02140, and our telephone number is (617) 876-8191. Our Internet website is www.genocea.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

Genocea® and the Genocea logo are our registered trademarks. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

This prospectus and the other documents incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data.

These risks and uncertainties include, among other things:

•                  risks related to our ability to progress any product candidates in preclinical or clinical trials;

•                  risks related to the scope, rate and progress of our preclinical studies and clinical trials and other research and development activities;

•                  the uncertainty of clinical trial results and the fact that current results may not be predictive of future results, even if the data from preclinical studies or clinical trials is positive;

•                  risks that our product candidates may not prove to be safe and efficacious;

•                  the risk that we may not be able to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration;

•                  risks relating to the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•                  risks related to the competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility;

•                  risks related to the rate of cash utilized by us in our business and the period for which existing cash will be able to fund such operation; and

•                  risks related to our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus primarily for preclinical and clinical development of our lead product candidates, discovery, research and development of other product candidates and other corporate purposes. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•                  to or through underwriters or dealers;

•                  through one or more agents;

•                  directly to purchasers or to a single purchaser; or

•                  in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”) to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•                  at a fixed price, or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•                  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•                  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The NASDAQ Global Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our fifth amended and restated certificate of incorporation and amended and restated by-laws, both of which are on file with the SEC as exhibits to previous filings, and the applicable provisions of the Delaware General Corporation Law. We refer in this section to our fifth amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated by-laws as our by-laws.

General

Our authorized capital stock consists of 175,000,000 shares of our common stock, par value $0.001 per share. As of February 26, 2015, we had 17,858,705 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.  Holders of common stock are entitled to receive any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Anti-Takeover Effects of Our Certificate of Incorporation and Our By-Laws

Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board.    Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. Our board of directors currently consists of six members.

Action by Written Consent; Special Meetings of Stockholders.    Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and the by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Removal of Directors.    Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of our outstanding shares of capital stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Advance Notice Procedures.    Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Super Majority Approval Requirements.    The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws requires a greater percentage. Our certificate of incorporation and by-laws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal the by-laws. This requirement of a supermajority vote to approve amendments to our by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum.    Our certificate of incorporation provides that, subject to limited exceptions, the state or federal courts located in the State of Delaware are the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our by-laws, or (iv) any other action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 144 Fernwood Ave, Edison, New Jersey 08837.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “GNCA.”

DESCRIPTION OF PREFERRED STOCK

Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to 25,000,000 shares of our preferred stock, par value $0.001 per share, in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. No shares of preferred stock are currently outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

• the title and stated value;

• the number of shares offered, the liquidation preference per share and the purchase price;

• the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

• whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

• the procedures for any auction and remarketing, if any;

• the provisions for a sinking fund, if any;

• the provisions for redemption, if applicable;

• any listing of the preferred stock on any securities exchange or market;

• whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

• voting rights, if any, of the preferred stock;

• a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

• the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

• any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

• the specific designation and aggregate number of, and the price at which we will issue, the warrants;

• the currency or currency units in which the offering price, if any, and the exercise price are payable;

• the designation, amount and terms of the securities purchasable upon exercise of the warrants;

• if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

• if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

• the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

• whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

• any applicable material U.S. federal income tax consequences;

• the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

• the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

• if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

• if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

• information with respect to book-entry procedures, if any;

• the anti-dilution provisions of the warrants, if any;

• any redemption or call provisions;

• whether the warrants are to be sold separately or with other securities as parts of units; and

• any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•                  the title of the series of units;

•                  identification and description of the separate constituent securities comprising the units;

•                  the price or prices at which the units will be issued;

•                  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•                  a discussion of certain United States federal income tax considerations applicable to the units; and

•                  any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.genocea.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 27, 2015;

•      Our Current Report on Form 8-K filed with the SEC on February 27, 2015; and

•                  Description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on January 30, 2014, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

100 Acorn Park Drive, 5th Floor,

Cambridge, Massachusetts 02140,

(617) 876-8191

email address: ir@genocea.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.genocea.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Genocea Biosciences, Inc. appearing in Genocea Biosciences, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$150,000,000

Common Stock

Preferred Stock

Warrants

PROSPECTUS

                        , 2015

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 2, 2015

PROSPECTUS

Up to $40,000,000 of Shares

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC (“Cowen”), relating to shares of our common stock, $0.001 par value per share, offered by this prospectus.  In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $40.0 million.

Our common stock is traded on The NASDAQ Global Market under the symbol “GNCA.” On February 26, 2015, the closing price of our common stock was $9.08.

Upon our delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cowen may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The NASDAQ Global Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with our prior written approval, Cowen may also sell the common stock in negotiated transactions. Cowen will act as sales agent using its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market, LLC.

We will pay Cowen a commission, or allow a discount, for its services in acting as agent and/or principal in the sale of common stock equal to 3% of the gross sales price per share of all shares sold through it as agent under the sales agreement.

Investing in our common stock involves risks, including those described in the “Risk Factors” section beginning on page S-6 of this prospectus and the section captioned “Item 1A—Risk Factors” in our most recently filed annual report on Form 10-K or quarterly report on Form 10-Q which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen and Company

Prospectus dated                    , 2015

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and Cowen and Company, LLC (“Cowen”), has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

“Genocea,” the “Company,” “we,” “us,” “our” and similar names refer to Genocea Biosciences, Inc. unless we state otherwise or the context otherwise requires.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Overview

We are a biopharmaceutical company that discovers and develops novel vaccines and immunotherapies to address diseases with significant unmet needs. We use our proprietary discovery platform, ATLAS, to rapidly design vaccines and immunotherapies that act, in part, through T cell (or cellular) immune responses, in contrast to approved vaccines and immunotherapies, which are designed to act primarily through B cell (or antibody) immune responses. We believe that by harnessing T cells we can develop first-in-class vaccines and immunotherapies to address diseases where T cells are central to the control of the disease.

We have two product candidates in Phase 2 clinical development: GEN-003, an immunotherapy for the treatment of genital herpes and GEN-004, a universal vaccine for the prevention of pneumococcal infections. We also have product candidates in pre-clinical development for diseases including genital herpes, chlamydia and malaria.

GEN-003 — Phase 2 immunotherapy for genital herpes

Our lead program is GEN-003, a Phase 2 candidate therapeutic vaccine, or immunotherapy, that we are developing to treat genital herpes infections. Data from our double-blind, placebo-controlled, dose-escalating Phase 1/2a trial for GEN-003 represented the first reported instance of a therapeutic vaccine working against an infectious disease. We also believe it represents the first time anti-viral efficacy has been observed for an immunotherapy designed primarily to elicit T cell responses to address an infectious pathogen for which T cell immunity is considered central to the control of the disease.

Final analysis of the data from the Phase 1/2a trial showed that, for the best performing 30µg dose group, there was a sustained reduction in the viral shedding rate. After completion of dosing for this group, the viral shedding rate fell by 52% versus baseline and, at six months after the final dose, the shedding rate remained at 40% below baseline. At 12 months, the viral shedding rate returned to baseline for this dose group. The reduction in the genital lesion rate after completion of the third dose was greatest for the 30µg dose group at 48%. After six months, the reduction from baseline in genital lesion rate for this dose group was 65% and, after 12 months, the genital lesion rate was 42% lower than baseline. GEN-003 was safe and well tolerated over the 12 months of this trial. We believe the six-month duration of reduced viral shedding and genital lesion rates may be clinically meaningful.

Having identified a dose that, according to company-sponsored market research, delivers clinically meaningful efficacy in magnitude and durability, we are now conducting a 310-subject Phase 2 dose optimization trial. The objective of this trial is to confirm the results of the best performing dose in the Phase 1/2a trial and to test six other combinations of proteins and adjuvant to determine the optimal dose for future trials and potentially improve on the current profile of GEN-003. This trial is fully enrolled and we expect to announce top-line data from this trial late in the second quarter of 2015. If GEN-003 successfully completes clinical development and is approved, we believe it would represent an important new treatment option for patients with genital herpes.

GEN-004 — Phase 2 universal vaccine for the prevention of pneumococcal infections

We are also developing a second T cell-stimulating vaccine candidate, GEN-004, a potential universal Streptococcus pneumoniae, or pneumococcus, vaccine to protect against the leading cause of infectious disease mortality worldwide. GEN-004 is designed to stimulate T helper 17 (TH17) cells, a rare cell type that provides immunity at epithelial and mucosal surfaces, in the nasopharynx to prevent colonization by pneumococcus.

In June 2014, we announced top-line data from a Phase 1 clinical trial for GEN-004. This trial met its safety, tolerability and immunogenicity goals including measurable increases in the blood of TH17 cells. We initiated a Phase 2a trial in September 2014 to demonstrate that GEN-004 can reduce the frequency, magnitude or duration of colonization of pneumococcus in the nasopharynx in healthy adults. We expect to announce top-line data from this trial in the fourth quarter of 2015.

ATLAS Platform

Vaccines represent a major healthcare success story, having eradicated or significantly reduced the global prevalence of many infectious diseases. To date, all approved vaccines have been developed primarily to elicit B cell responses. However, there remain many infections for which no effective vaccines or only partially effective vaccines exist. A major reason is that the organisms that cause these infections largely evade the antibody immune response generated by B cells, which can generally only address pathogens in the bloodstream. Such organisms may reside in host cells or mucosal surfaces of the nose and throat. To address these pathogens, vaccines targeting responses from the T cell arm of the immune system may present the solution.

We believe T cell target discovery has been particularly challenging for two reasons. First, the diversity of human T cell responses contrasts with the generally uniform B cell responses in humans. Second, the number of candidate targets for T cell responses can be exponentially greater than for B cell responses. These complexities represent fundamental barriers that traditional vaccine discovery tools, which rely largely on empirically selecting the potential targets from the proteins of a pathogen and iteratively testing them in animal models, have not been able to address.

We have designed the ATLAS platform to overcome these T cell target discovery challenges. We believe ATLAS represents the most comprehensive high throughput system for T cell vaccine and immunotherapy discovery in the biopharmaceutical industry. ATLAS is designed to mimic the T cell arm of the human immune system in a laboratory setting. Using ATLAS, we are able to measure T cell responses to the entire set of protein targets for a specific pathogen in blood samples from large, genetically diverse populations, allowing us to identify vaccine and immunotherapy targets associated with protective T cell responses to disease. By comparing antigens identified in individuals who naturally control their infection with those who do not, we can select the antigens that may have the best likelihood of inducing protective T cell immune responses.

We believe we are a leader in the field of T cell vaccine and immunotherapy discovery and development. Our management and scientific teams possess considerable experience in vaccine, immunotherapy and anti-infective research, manufacturing, clinical development and regulatory matters.

Our Product Candidate Pipeline

The following table describes our current development programs:

Vaccine Candidate	Program	Stage of Development	Next Milestone	Anticipated Timeline
GEN-003	Genital herpes Therapeutic	Phase 2	Complete Phase 2 dose optimization trial	Late second quarter of 2015
GEN-004	Pneumococcus Prophylaxis	Phase 2a	Complete Phase 2a trial	Fourth quarter of 2015
GEN-001	Chlamydia Prophylaxis	Pre-clinical	File investigational new drug application (or IND)	2017
GEN-002	HSV-2 Prophylaxis	Pre-clinical	File IND	2017
GEN-005	Malaria Prophylaxis	Research	Initiate pre-clinical studies	Second half of 2015

Our Team

Our management and scientific teams possess considerable experience in vaccine and anti-infective research, manufacturing, clinical development and regulatory matters. We have also assembled a team of leading advisors, led by George Siber, M.D., to guide the further development of our programs. Previously, Dr. Siber was the Chief Scientific Officer of Wyeth Vaccines, where he led the development of several first-in-class vaccines including Prevnar. He is also an inventor of Respigam and Cytogam, antibodies to treat and protect against respiratory syncytial virus and cytomegalovirus, respectively. Dr. Siber is one of our directors and chairs our Scientific Advisory Board.

Our Strategy

Our objective is to be the leading T cell vaccine and immunotherapy company. Key components of our strategy are:

•                  Continue to rapidly advance our lead vaccine candidate, GEN-003.  GEN-003 is a potential first-in-class therapeutic vaccine candidate we are developing to treat genital herpes infections, for which we are currently conducting a Phase 2 trial to optimize the vaccine dose. Top-line data from this trial is expected late in the second quarter of 2015. We intend to commence a Phase 2b trial in the second half of 2015 to optimize the dosing regimen. We retain all rights to GEN-003 and plan to advance this program through regulatory approval and, if approved, commercialize this vaccine through a focused commercial effort in the United States. Outside the United States, we intend to evaluate partnerships for GEN-003 opportunistically.

•                  Continue to rapidly advance GEN-004.  Our second clinical-stage product candidate is GEN-004, a vaccine candidate designed to prevent infections caused by all strains of pneumococcus. We are currently conducting a Phase 2a clinical trial  to seek to demonstrate that GEN-004 can reduce colonization of pneumococcus in the nasopharynx in healthy adults. Top-line data from this trial is expected in the fourth quarter of 2015. We believe this trial could provide the first evidence in humans that a T cell vaccine, with potential to become a universal vaccine, can reduce colonization by pneumococcus. We intend to commence a further Phase 1/2 trial of GEN-004 in toddlers in 2016. We retain all rights to this program, other than certain rights we have granted in developing countries, and intend to evaluate partnerships for GEN-004 opportunistically.

•                  Advance our discovery stage and non-clinical novel vaccine programs.  We expect similarly to advance our novel non-clinical prophylactic vaccine and immunotherapy programs against chlamydia, HSV-2 and malaria through human proof of concept. We will seek partnerships opportunistically for late-stage development and commercialization of such programs.

•                  Utilize ATLAS, our vaccine discovery platform, to develop additional T cell vaccine candidates.  We intend to continue to use ATLAS to discover and advance novel T cell vaccines. Since we begin our vaccine candidate discovery process by profiling human populations exposed to a pathogen, and use these subjects’ own cells to comprehensively screen the entire proteome of the pathogens, we believe we have a better chance of identifying vaccines likely to protect against pathogens of interest. We intend to opportunistically expand our pipeline using ATLAS to discover T cell vaccines against pathogens for which B cell vaccines are ineffective or non-existent. We will also continue to investigate, either alone or through partnerships, the applicability of ATLAS to cancer immunotherapies.

Corporate Information

We were incorporated in the state of Delaware in August 2006 as Genocea, Inc., and we subsequently changed our name to Genocea Biosciences, Inc. Our principal executive offices are located at Cambridge Discovery Park, 100 Acorn Park Drive, 5th Floor, Cambridge, Massachusetts 02140, and our telephone number is (617) 876-8191. Our Internet website is www.genocea.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

Genocea® and the Genocea logo are our registered trademarks. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $40.0 million.

Common stock to be outstanding after this offering

Up to 22,257,675 shares, assuming sales at a price of $9.08 per share, which was the closing price on The NASDAQ Global Market on February 26, 2015. Actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.

Manner of offering	“At the market offering” that may be made from time to time through our agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-11.

Use of proceeds

If we receive all $40.0 million of gross proceeds of the sale of shares of our common stock under this prospectus, we anticipate our net proceeds, after deducting estimated commissions and expenses payable by us, will be approximately $38.6 million. We intend to use the net proceeds from this offering primarily for preclinical and clinical development of our lead product candidates, and the discovery, research and development of other product candidates and other corporate purposes. See “Use of Proceeds” on page S-9.

NASDAQ Global Market symbol	GNCA

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus for a discussion of factors that you should read and consider before investing in our securities.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 17,852,389 shares outstanding as of December 31, 2014. The number of shares outstanding as of December 31, 2014, as used throughout this prospectus, unless otherwise indicated, excludes:

•                  2,290,333 shares of common stock issuable upon exercise of stock options outstanding at December 31, 2014 at a weighted-average exercise price of $7.26 per share;

•                  77,603 shares of common stock issuable upon the exercise of warrants outstanding at December 31, 2014 at a weighted-average exercise price of $8.21 per share;

•                  83,015 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan;

•                  185,154 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan; and

•                  16,840 shares of unvested restricted stock subject to repurchase by us at December 31, 2014.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for preclinical and clinical development of our lead product candidates, discovery, research and development of other product candidates and for other general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $40.0 million at an assumed offering price of $9.08 per share, the last reported sale price of our common stock on The NASDAQ Global Market on February 26, 2015, and after deducting estimated offering commissions and estimated fees payable by us, our net tangible book value as of December 31, 2014 would have been $71.1 million, or $3.20 per share of common stock. This represents an immediate increase in the net tangible book value of $1.38 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $5.88 per share to new investors who purchase our common stock in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

This prospectus and the other documents incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data.

These risks and uncertainties include, among other things:

•                  risks related to our ability to progress any product candidates in preclinical or clinical trials;

•                  risks related to the scope, rate and progress of our preclinical studies and clinical trials and other research and development activities;

•                  the uncertainty of clinical trial results and the fact that current results may not be predictive of future results, even if the data from preclinical studies or clinical trials is positive;

•                  risks that our product candidates may not prove to be safe and efficacious;

•                  the risk that we may not be able to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration;

•                  risks relating to the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•                  risks related to the competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility;

•                  risks related to the rate of cash utilized by us in our business and the period for which existing cash will be able to fund such operation; and

•                  risks related to our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel.

USE OF PROCEEDS

If we receive all $40.0 million of gross proceeds from the sale of the shares of our common stock under this prospectus, we anticipate that the net proceeds we will receive from this offering will be approximately $38.6 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The amount of the proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cowen as a source of financing.

We currently estimate that we will use the net proceeds from this offering as follows:

•                  for preclinical and clinical development of our lead product candidates, and the discovery, research and development of other product candidates; and

•                  the balance to fund working capital, capital expenditures and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

Our net tangible book value as of December 31, 2014 was approximately $32.5 million, or $1.82 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the full $40.0 million of common stock that may be offered in this offering at an assumed offering price of $9.08 per share, which was the closing price of our common stock on The NASDAQ Global Market on February 26, 2015, and after deducting estimated offering commissions and expenses payable by us, our as-adjusted net tangible book value as of December 31, 2014 would have been approximately $71.1 million, or $3.20 per share of common stock. This represents an immediate increase in the net tangible book value of $1.38 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $5.88 per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed offering price per share		$9.08
Net tangible book value per share as of December 31, 2014	$1.82
Increase per share attributable to new investors	$1.38
As-adjusted net tangible book value per share after this offering		$3.20
Net dilution per share to new investors		$5.88

The table above assumes for illustrative purposes that an aggregate of 4,405,286 shares of our common stock are sold at a price of $9.08 per share, the last reported sale price of our common stock on The NASDAQ Global Market on February 26, 2015, for aggregate gross proceeds of $40.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.08 per share shown in the table above, assuming all of our common stock in the aggregate amount of $40 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $3.26 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $6.82 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.08 per share shown in the table above, assuming all of our common stock in the aggregate amount of $40 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $3.12 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $4.96 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of 100,000 shares in the number of shares offered by us from the assumed number of shares set forth above would decrease our as adjusted net tangible book value after this offering by approximately $0.9 million, or approximately $0.03 per share, and the dilution per share to new investors would be approximately $0.03 greater per share, assuming that the assumed public offering price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and will adjust based on the actual public offering price and the actual number of shares that we sell in the offering.

The number of shares of our common stock shown above to be outstanding is based on 17,852,389 shares outstanding as of December 31, 2014 that will be outstanding immediately after this offering and excludes:

•                  2,290,333 shares of common stock issuable upon exercise of stock options outstanding at December 31, 2014 at a weighted-average exercise price of $7.26 per share;

•                  77,603 shares of common stock issuable upon the exercise of warrants outstanding at December 31, 2014 at a weighted-average exercise price of $8.21 per share;

•                  83,015 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan;

•                  185,154 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan; and

•                  16,840 shares of unvested restricted stock subject to repurchase by us at December 31, 2014.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $40.0 million of our common stock through Cowen as our sales agent. Sales of the common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Global Market and any other trading market for the common stock, and sales to or through a market maker other than on an exchange. In addition, with our prior written consent, Cowen may also sell our common stock in negotiated transactions.

Cowen will offer the common stock subject to the terms and conditions of the sales agreement on a daily basis when notified by us or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cowen may suspend the offering of the common stock being made through Cowen under the sales agreement upon proper notice to the other party. We and Cowen each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent will be 3% of the gross sales price of the shares sold through it pursuant to the sales agreement.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The NASDAQ Global Market as applicable, each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to Cowen.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement and the net proceeds to us.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of the common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed, under certain circumstances, to reimburse a portion of the expenses of Cowen in connection with this offering up to a maximum of $50,000. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $187,781.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.genocea.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 27, 2015;

•                  Our Current Report on Form 8-K filed with the SEC on February 27, 2015; and

•                  Description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on January 30, 2014, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

100 Acorn Park Drive, 5th Floor,

Cambridge, Massachusetts 02140,

(617) 876-8191

email address: ir@genocea.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.genocea.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Cowen and Company, LLC is being represented in connection with this offering by LeClairRyan, A Professional Corporation, Newark, New Jersey.

EXPERTS

The financial statements of Genocea Biosciences, Inc. appearing in Genocea Biosciences, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Up to $40,000,000 of Shares

Common Stock

$0.001 par value per share

PROSPECTUS

Cowen and Company

                        , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$17,430
FINRA Fee	23,000
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer Agent and Registrar fees	*
Miscellaneous	*
Total	$ *

*These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we don’t assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors. In general, these agreements provide that we will indemnify the director to the fullest extent permitted by law for claims arising in his or her capacity as a director of our company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification and establish certain presumptions that are favorable to the director.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Also, see “Undertakings”.

Item 16.    Exhibits.

See Exhibit Index at the end of this registration statement.

Item 17.    Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A)  Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)  Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)  Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   If the registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   That, for purposes of determining any liability under the Securities Act of 1933:

(i)  the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)  each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on March 2, 2015.

GENOCEA BIOSCIENCES, INC.

By:	/s/ WILLIAM D. CLARK
William D. Clark President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Clark and Jonathan Poole, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Clark	President and Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2015
William Clark

/s/ Jonathan Poole	Chief Financial Officer	March 2, 2015
Jonathan Poole	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth Bate
Kenneth Bate	Director	March 2, 2015

/s/ Kevin Bitterman
Kevin Bitterman, Ph.D.	Director	March 2, 2015

/s/ Katrine Bosley
Katrine Bosley	Director	March 2, 2015

/s/ Michael Higgins
Michael Higgins	Director	March 2, 2015

/s/ Stephen J. Hoffman
Stephen J. Hoffman	Director	March 2, 2015

/s/ George Siber
George Siber, M.D.	Director	March 2, 2015

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number		Exhibit

1.1	*	Form of Underwriting Agreement

1.2		Sales Agreement dated March 2, 2015 by and between the Company and Cowen and Company, LLC (filed herewith)

3.1		Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-36289, filed on February 12, 2014)

3.2		Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, File No. 001-36289, filed on February 12, 2014)

4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, File No. 333-193043, filed on December 23, 2013)

4.2

Fourth Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1, File No. 333-193043, filed on December 23, 2013)

4.3	*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.4	*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

5.1		Opinion of Ropes & Gray LLP (filed herewith)

23.1		Consent of Ernst & Young LLP (filed herewith)

23.2		Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1		Powers of Attorney (included on signature page)

*              To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.